Exhibit 10.5
RATIFICATION OF GUARANTY
(Ex-Im Bank-Guaranteed Transaction Specific Revolving Line of Credit)

THIS RATIFICATION OF GUARANTY (this “Ratification”), dated as of May 5, 2009, is made by each of the undersigned guarantors (each, a “Guarantor” and, collectively, the “Guarantors”) in favor of BANK OF AMERICA, N.A., its successors and assigns (“Bank”).

RECITALS

A.           Each Guarantor executed a separate Continuing and Unconditional Guaranty (Ex-Im Bank-Guaranteed Transaction Specific Revolving Line of Credit) dated as of March 28, 2008, (each, a “Guaranty”) in favor of Bank in connection with that certain Loan Agreement (Ex-Im Bank-Guaranteed Transaction Specific Revolving Line of Credit) dated as of March 28, 2008, (the “Loan Agreement”) by and among GSE Systems, Inc., a Delaware corporation, GSE Power Systems, Inc., a Delaware corporation. (collectively, “Borrower”), and Bank.

B.           Borrower has requested that Bank amend the Loan Agreement to modify the revolving line of credit established by the Loan Agreement.  Bank has agreed to so amend the Loan Agreement, subject to, among other things, Guarantors providing to Bank the representations, assurances and other agreements hereinafter set forth.

C.           In connection with the foregoing, Bank and Borrower shall execute a First Amendment to Loan Agreement of even date herewith (the “First Amendment”) to evidence the modification of the revolving line of credit.

AGREEMENT

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and because the Guarantors will benefit from some of the changes to the Loan Agreement, each Guarantor does hereby agree as follows:

1.           The Recitals hereinabove contained are true and correct and are made a part hereof.

2.           Guarantor acknowledges receipt of the First Amendment and agrees, ratifies and confirms that such Guarantor’s Guaranty remains in full force and effect with respect to the Loan Agreement, as amended by the First Amendment.

3.           Guarantor represents and warrants unto Bank that (i) such Guarantor’s Guaranty and all other documents executed by Guarantor in connection therewith are valid and binding obligations of Guarantor, enforceable in accordance with their terms; (ii) all of the terms, covenants, conditions, representations, warranties and agreements contained in such Guarantor’s Guaranty are hereby ratified and confirmed in all respects; and (iii) no oral representations, statements, or inducements have been made by Bank with respect to the First Amendment, this Ratification or such Guarantor’s  Guaranty.

4.           Guarantor does not now have, nor had at any prior time, any defenses (including, without limitation, the defense of usury), claims, counterclaims, cross-actions or equities or rights of rescission, setoff, abatement or diminution, with respect to the Loan Agreement, such Guarantor’s Guaranty or any other document executed in connection therewith, or the enforcement of Bank's rights thereunder, and Guarantor further waives and releases any and all such defenses, claims, counterclaims, cross-actions and equities, and rights of rescission, set-off, abatement and diminution with respect thereto.

IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Ratification to be made as of the date first written above.

“GUARANTOR”

MSHI, INC. By: Jeffery Hough Chief Financial Officer

GSE PROCESS SOLUTIONS, INC. By: Jeffery Hough Chief Financial Officer

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